Exhibit 99.1

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com

FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
TECUMSEH PRODUCTS COMPANY ANNOUNCES THE RESULTS OF THE
2009 ANNUAL MEETING OF SHAREHOLDERS
ANN ARBOR, Mich., Aug. 28, 2009 — Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced the certified results of the shareholder vote conducted at the annual meeting of shareholders held on August 14, 2009.
On the basis of the certified results of voting, the seven nominees for election as directors who received the highest number of votes were as follows: William R. Barker, David A. Bloss, Sr., Edwin L. Buker, Kent B. Herrick, Steve J. Lebowski, Zachary E. Savas and Terence C. Seikel. However, William R. Barker and David A. Bloss, Sr., resigned from the Board effective immediately following the conclusion of the adjourned Annual Meeting on August 28, 2009. Following Messrs. Barker and Bloss’ resignations, the Board now has five members and two vacancies.
In addition, at the Annual Meeting the shareholders of the Company also (i) did not approve a recapitalization proposal, which would have consolidated the Company’s dual-class capital structure into a single class of common stock, (ii) ratified the appointment of the accounting firm of Grant Thornton LLP as the Company’s independent accountant for the current year and (iii) approved an advisory vote shareholder proposal submitted by the Herrick Foundation that the Board adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution to ratify the compensation of the named executive officers.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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